Exhibit 4.2

NETAPP, INC.,

as Issuer

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of March 17, 2025

$625,000,000 of 5.500% Senior Notes due 2032

and

$625,000,000 of 5.700% Senior Notes due 2035

THIS FIFTH SUPPLEMENTAL INDENTURE (the “Fifth Supplemental Indenture”) is dated as of March 17, 2025 between NETAPP, INC., a Delaware corporation (the “Company”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (the “Trustee”).

RECITALS

A. The Company and the Trustee executed and delivered an Indenture, dated as of December 12, 2012, (the “Base Indenture” and, as supplemented by the Fifth Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness.

B. Pursuant to Board Resolution, the Company has authorized the issuance of $625,000,000 aggregate principal amount of 5.500% Senior Notes due 2032 (the “2032 Notes”) and $625,000,000 aggregate principal amount of 5.700% Senior Notes due 2035 (the “2035 Notes” and together with the 2032 Notes, the “Notes”).

C. The entry into this Fifth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D. The Company desires to enter into this Fifth Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Notes in accordance with Section 2.01 of the Base Indenture and to establish the form of the Notes in accordance with Sections 2.01(a)(10) and 2.02 of the Base Indenture.

E. All things necessary to make this Fifth Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

ARTICLE 1

Section 1.01. Terms of the Notes.

The following terms relate to the Notes:

(a) The 2032 Notes shall constitute a series of securities having the title of “5.500% Senior Notes due 2032” and the 2035 Notes shall constitute a separate series of securities having the title of “5.700% Senior Notes due 2035.”

(b) The aggregate principal amounts of the 2032 Notes (the “Initial 2032 Notes”) and the 2035 Notes (the “Initial 2035 Notes” and together with the Initial 2032 Notes, the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be $625,000,000 and $625,000,000, respectively. The Company may from time to time, without the consent of the Holders of the applicable series of Notes, issue additional 2032 Notes (in any such case, “Additional 2032 Notes”) or additional 2035 Notes (in any such case, “Additional 2035 Notes”) having the same ranking and the same interest rate, maturity and other terms as the Initial 2032 Notes and the Initial 2035 Notes, as applicable. Any Additional 2032 Notes and the Initial 2032 Notes and any Additional 2035 Notes and the Initial 2035 Notes, as the case may be, shall each constitute a single series under the Indenture and all references to the 2032 Notes shall include the Initial 2032 Notes and any Additional 2032 Notes and all references to the 2035 Notes shall include the Initial 2035 Notes and any Additional 2035 Notes, unless the context otherwise requires; provided that if such Additional 2032 Notes or Additional 2035 Notes are not fungible with the Initial 2032 Notes or Initial 2035 Notes, as applicable, for U.S. federal income tax purposes, the applicable Additional Notes will have a separate CUSIP number. The aggregate principal amounts of the Additional 2032 Notes and Additional 2035 Notes shall be unlimited.

(c) The entire Outstanding principal of the 2032 Notes shall be payable on March 17, 2032 and the entire Outstanding principal of the 2035 Notes shall be payable on March 17, 2035.

(d) The rate at which the 2032 Notes shall bear interest shall be 5.500% per year. The date from which interest shall accrue on the 2032 Notes shall be the most recent Interest Payment Date to which interest has been paid or provided for or, if no interest has been paid, from March 17, 2025. The Interest Payment Dates for the 2032 Notes shall be March 17 and September 17 of each year, beginning September 17, 2025. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the March 2 and September 2 prior to each Interest Payment Date (with respect to the 2032 Notes, each a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(e) The rate at which the 2035 Notes shall bear interest shall be 5.700% per year. The date from which interest shall accrue on the 2035 Notes shall be the most recent Interest Payment Date to which interest has been paid or provided for or, if no interest has been paid, from March 17, 2025. The Interest Payment Dates for the 2035 Notes shall be March 17 and September 17 of each year, beginning September 17, 2025. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the March 2 and September 2 prior to each Interest Payment Date (with respect to the 2035 Notes, each a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(f) The Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depositary for such Global Securities shall be The Depository Trust Company, New York, New York. The Notes shall be substantially in the form attached hereto as Exhibit A (2032 Notes) and Exhibit B (2035 Notes), which are herein incorporated by reference. The Notes shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(g) Either series of Notes may be redeemed in whole or in part at the option of the Company prior to their respective maturity dates, as provided in Section 1.03 hereof.

(h) The Notes will not have the benefit of any sinking fund.

(i) Except as provided herein, the holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(j) The Notes will be general unsecured and unsubordinated obligations of the Company and will be ranked equally among themselves.

(k) The Notes are not convertible into shares of common stock or other securities of the Company.

(l) The restrictive covenant set forth in Section 1.04 hereof shall be applicable to the Notes.

(m) The Designated Currency of the Notes shall be Dollars.

Section 1.02. Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Notes only:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one or more of its direct or indirect subsidiaries; (2) the adoption of a plan relating to the Company’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), including any group defined as a person for the purpose of Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Voting Stock of the Company; or (4) the Company consolidates with, or merges with or into, any “person” (as defined above), or any “person” (as defined above) consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or the outstanding Voting Stock of such other “person” (as defined above) is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving “person” (as defined above) or parent entity thereof immediately after giving effect to such transaction. Notwithstanding the foregoing, a transaction shall not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly-owned subsidiary of another person and (b) immediately following that transaction, a majority of the Voting Stock of such person is held by the direct or indirect holders of the Voting Stock of the Company immediately prior to such transaction and in substantially the same proportion as immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P); and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Optional Redemption Date” when used with respect to any Note to be redeemed at the Company’s option, means the date fixed for such redemption by or pursuant to Section 1.03 of this Fifth Supplemental Indenture.

“Optional Redemption Price” when used with respect to any Note to be redeemed at the Company’s option, means the price at which it is to be redeemed pursuant to Section 1.03(b), of this Fifth Supplemental Indenture.

“Par Call Date” means (i) with respect to the 2032 Notes, January 17, 2032 (two months prior to the maturity date of the 2032 Notes), and (ii) with respect to the 2035 Notes, December 17, 2034 (three months prior to the maturity date of the 2035 Notes).

“Principal Property” means the Company’s principal corporate offices in San Jose, California, each research and development facility and each service and support facility that is real property located within the territorial limits of the States of the United States of America owned by the Company or any of its wholly owned subsidiaries, except (a) such as the Board of Directors by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of the Company and its subsidiaries taken as a whole) not to be of material importance to the business of the Company and its subsidiaries, taken as a whole or (b) such as has a fair value of less than 0.75% of the Company’s Consolidated Net Tangible Assets.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for any reason, a “nationally recognized statistical rating organization” within the meaning of Rule 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date of the first public announcement by the Company of the occurrence of a Change of Control (or pending Change of Control).

“Ratings Event” means the occurrence of the events described in (a), (b) or (c) below during the period commencing on a Rating Date and ending 60 days following the occurrence of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) in the event the applicable Notes are rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of the applicable Notes shall be reduced so that the applicable Notes are rated below Investment Grade by both Rating Agencies, (b) in the event the applicable Notes (1) are rated Investment Grade by one Rating Agency and below Investment Grade by the other Rating Agency on the Rating Date, the rating of the applicable Notes by such Rating Agency rating the Notes as Investment Grade shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories) so that the applicable Notes are then rated below Investment Grade by both Rating Agencies or (2) are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the applicable Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories) or (c) fewer than two Rating Agencies provide a rating for the Applicable Notes.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities - Treasury constant maturities - Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life - and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Section 1.03. Optional Redemption.

(a) The provisions of Article Three of the Base Indenture, as amended by the provisions of this Fifth Supplemental Indenture, shall apply to the Notes with respect to this Section 1.03.

(b) The Notes shall be redeemable in whole or in part at any time prior to the maturity date of the applicable series of notes, at the applicable Redemption Price.

“Redemption Price” means:

(1) In the case of the 2032 Notes, at any time prior to the Par Call Date, the greater of the following amounts: (A) 100% of the aggregate principal amount of the Notes to be redeemed; and (B) the “make-whole amount,” which means (i)

the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (assuming such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 20 basis points, less (ii) interest accrued to the date of redemption; provided that, if the 2032 Notes are redeemed on or after the Par Call Date, the Redemption Price will equal 100% of the aggregate principal amount of such Notes; and

(2) In the case of the 2035 Notes, at any time prior to the Par Call Date, the greater of the following amounts: (A) 100% of the aggregate principal amount of the Notes to be redeemed; and (B) the “make-whole amount,” which means (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (assuming such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 25 basis points, less (ii) interest accrued to the date of redemption; provided that, if the 2035 Notes are redeemed on or after the Par Call Date, the Redemption Price will equal 100% of the aggregate principal amount of such Notes plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

(c) On and after the Optional Redemption Date for the Notes, interest shall cease to accrue on the applicable series of Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Optional Redemption Price and accrued interest, if any. On or before 12:00 p.m., New York City time, on the Optional Redemption Date for the applicable series of Notes, the Company shall deposit with the Trustee or a paying agent funds sufficient to pay the Optional Redemption Price of the Notes to be redeemed on the Optional Redemption Date, and (except if the date fixed for redemption shall be an Interest Payment Date) accrued and unpaid interest, if any. If less than all of a series of Notes are to be redeemed, the Notes shall be redeemed in accordance with Section 3.02 of the Base Indenture; provided, however, no Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary, the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

(d) Notice of any optional redemption for the applicable series of Notes shall be electronically delivered or mailed at least 10 days but not more than 60 days before the Optional Redemption Date to each holder of the applicable series of Notes to be redeemed; provided, however, that the Company shall notify the Trustee of the Optional Redemption Date at least 15 days prior to the date of the giving of such notice (unless a shorter notice shall be satisfactory to the Trustee). Such notice shall be provided in accordance with Section 3.02 of the Base Indenture; provided that, in lieu of mailing, notices may be electronically delivered to Holders of the Notes at their last electronic mailing addresses as they shall appear upon the Security Register. If the Optional Redemption Price cannot be determined at the time such notice is to be given, the actual Optional Redemption Price, calculated as described above in clause (b), shall be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two (2) Business Days prior to the Optional Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall, on the Optional Redemption Date, become due and payable at the Optional Redemption Price, and accrued and unpaid interest, if any, to, but excluding, the Optional Redemption Date.

Section 1.04. Additional Covenant.

The following additional covenant shall apply with respect to the Notes so long as any of the Notes remain Outstanding:

(a) Change of Control Repurchase Event.

(i) If a Change of Control Repurchase Event occurs with respect to the Notes, unless the Company shall have exercised its option to redeem the Notes in full, as set forth in Section 1.03 of this Fifth Supplemental Indenture, or the Company shall have defeased the Notes or have satisfied and discharged the Notes, as set forth in Article XI of the Base Indenture, the Company shall make an offer (the “Change of Control Offer”) to each holder of the Notes to repurchase any and all of such holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes to be repurchased (such principal amount to be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000), plus accrued and unpaid interest, if any, on the Notes to be repurchased up to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event, or, at the option of the Company, prior to any Change of Control, but after the public announcement of such Change of Control, the Company shall mail or electronically deliver notice to the Holders of the Notes (with a copy to the Trustee), which shall (A) describe the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event; (B) offer to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or electronically delivered (the “Change of Control Payment Date”); (C) state the instructions, as determined by the Company, that a Holder must follow in order to have its Notes repurchased; and (D) state that the offer to repurchase is conditioned on the Change of Control Repurchase Event, if mailed or electronically delivered prior to the date of consummation of the Change of Control. Notwithstanding the foregoing, installments of interest whose Stated Maturity is on or prior to the Change of Control Payment Date shall be payable on the applicable Interest Payment Date to the Securityholders of such Notes registered as such at the close of business on the applicable record date pursuant to the Notes and the Indenture.

(ii) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(A) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(B) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(C) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating (1) the aggregate principal amount of each series of Notes being repurchased, (2) that all conditions precedent contained herein to make a Change of Control Offer have been complied with and (3) that the Change of Control Offer has been made in compliance with the Indenture.

(iii) Notwithstanding the foregoing, the Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event, if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(iv) If Holders of not less than 95% in aggregate principal amount of the applicable series of Outstanding Notes validly tender and do not withdraw such Notes in an offer to repurchase the Notes upon a Change of Control Repurchase Event and the Company, or any third party making an offer to purchase the Notes upon a Change of Control Repurchase Event in lieu of the Company pursuant to Section 1.04 purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 30 nor more than 60 days’ prior written notice, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes of that series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

(v) The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of this Section 1.04, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.04 by virtue of any such conflict.

Section 1.05. Amendments

(a) Section 4.07 of the Indenture is hereby amended and restated in its entirety to read as follows, with respect to the Notes so long as any of the Notes remain Outstanding:

Section 4.07 Limitations on Liens.

(a) The Company will not directly or indirectly incur, nor will it permit any of its wholly owned Subsidiaries to directly or indirectly incur, any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other similar encumbrance (collectively, “Liens”) upon (a) any Principal Property of the Company or its wholly owned Subsidiaries or (b) any shares of stock or indebtedness of any of the Company’s wholly owned Subsidiaries that own Principal Property (whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, the Company or such Subsidiary also secures all payments due under the Securities and all senior debt securities of any series having the benefit of this covenant (together with, if the Company shall so determine, any other indebtedness of the Company or any of its Subsidiaries then existing or thereafter created ranking equally with the senior debt securities), on an equal and ratable basis with such other indebtedness so secured (or, in the case of indebtedness subordinated to the Securities, prior or senior thereto, with the same relative priority as the Securities will have with respect to such subordinated indebtedness) for so long as such other indebtedness shall be so secured.

The foregoing will not prohibit the following:

(1) Liens on property, shares of stock or indebtedness existing with respect to any Person at the time such Person becomes a Subsidiary of the Company or a Subsidiary of any of the Company’s Subsidiaries, provided that such Lien was not incurred in anticipation of such Person becoming a Subsidiary;

(2) Liens on property, shares of stock or indebtedness existing at the time of acquisition by the Company or any of its Subsidiaries or a Subsidiary of any of the Company’s Subsidiaries of such property, shares of stock or indebtedness (which may include property previously leased by the Company or any of its Subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition) or Liens on property, shares of stock or indebtedness to secure the payment of all or any part of the purchase price of such property, shares of stock or indebtedness, or Liens on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of, or within 12 months after, the latest of the acquisition of such property, shares of stock or indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property and related costs and expenses, the construction or the making of the improvements;

(3) Liens securing the Company’s indebtedness or the indebtedness of any of its Subsidiaries owing to the Company or any of its Subsidiaries;

(4) Liens existing on the date of the Indenture;

(5) Liens on property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries, at the time such Person becomes the Company’s Subsidiary, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a Person to the Company or any of its Subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

(6) Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(7) Liens created to secure the Securities;

(8) Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 30 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

(11) Permitted Liens; or

(12) any extensions, renewals or replacements of any Lien referred to in clauses (1) through (11) without increase of the principal of the indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (11) shall not extend to or cover any of the Company’s property or the property of any of its Subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

(b) Notwithstanding the restrictions set forth in Section 4.07(a), the Company and its wholly owned Subsidiaries may incur indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions of Section 4.07(a) without equally and ratably securing the Securities, provided that, after giving effect to such indebtedness, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (12) of Section 4.07(a)), together with all attributable debt outstanding pursuant to Section 4.08(b), does not exceed the greater of (a) $750,000,000, and (b) 15% of Consolidated Net Tangible Assets calculated as of the date of the creation or incurrence of the Lien. The Company and its wholly owned Subsidiaries may also, without equally and ratably securing the Securities, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to this Section 4.07(b).

(b) Section 4.08 of the Indenture is hereby amended and restated in its entirety to read as follows with respect to the Notes so long as any of the Notes remain Outstanding:

Section 4.08 Limitations on Sale/Leaseback Transactions.

(a) The Company will not directly or indirectly, nor will it permit any of its wholly owned Subsidiaries that owns Principal Property directly or indirectly to, enter into any sale and leaseback transaction for the sale and leasing back of any Principal Property (a “Sale and Leaseback Transaction”), whether now owned or hereafter acquired, unless:

(1) such transaction was entered into prior to the date of the Indenture;

(2) such transaction was for the sale and leasing back to the Company or any of its wholly owned Subsidiaries of any property by one of the Company’s Subsidiaries;

(3) such transaction involves a lease for not more than three years (or which may be terminated by the Company or its Subsidiaries within a period of not more than three years);

(4) the Company would be entitled to incur indebtedness secured by a Lien with respect to such Sale and Leaseback Transaction without equally and ratably securing the Securities pursuant to Section 4.07(a); or

(5) the Company applies an amount equal to the net proceeds from the sale of such property to the purchase of other property or assets used or useful in the Company’s business or to the retirement of long-term indebtedness within 12 months before or after the effective date of any such Sale and Leaseback Transaction, provided that, in lieu of applying such amount to the retirement of long-term indebtedness, the Company may deliver either debt securities or debentures to the applicable trustee for cancellation, such debt securities or debentures to be credited at the cost thereof to it.

(b) Notwithstanding the restrictions set forth in Section 4.08(a), the Company and its wholly owned Subsidiaries may enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions of Section 4.08(a), if after giving effect thereto the aggregate amount of all attributable debt with respect to such transactions (not including attributable debt permitted under clauses (1) through (5) of Section 4.08(a)), together with all indebtedness outstanding pursuant to Section 4.07(b), does not exceed the greater of (a) $750,000,000, and (b) 15% of Consolidated Net Tangible Assets calculated as of the closing date of the Sale and Leaseback Transaction.

Section 1.06. Events of Default.

With respect to the Notes, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(a) default in the payment of the principal or any premium on any Note of that series when due (whether at maturity, upon acceleration, redemption or otherwise);

(b) default for 30 days in the payment of interest on any Note of such series when due;

(c) failure by the Company to observe or perform any term of the Indenture (other than those referred to in (a) or (b) above and other than a covenant or agreement included in this Fifth Supplemental Indenture not for the benefit of such series) for a period of 60 days after the Company receives a notice of default stating that the Company is in breach. The notice must be sent by either the Trustee or Holders of not less than 25% of the principal amount of the Notes of the affected series;

(d) failure by the Company to repurchase the Notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with Section 1.04 of this Fifth Supplemental Indenture;

(e) the entry by a court having competent jurisdiction of:

(i) an order for relief in respect of the Company in an involuntary proceeding under any Bankruptcy Law and such order shall remain unstayed and in effect for a period of 60 consecutive days; or

(ii) a final and non-appealable order appointing a Custodian, of the Company, or ordering the winding up or liquidation of the affairs of the Company, and such order shall remain unstayed and in effect for a period of 60 consecutive days;

(f) the commencement by the Company of a voluntary proceeding under any Bankruptcy Law or the consent by the Company to the entry of a decree or order for relief in an involuntary proceeding under any Bankruptcy Law or the filing by the Company of a consent to an order for relief in any involuntary proceeding under any Bankruptcy Law or to the appointment of a Custodian or the making by the Company of an assignment for the benefit of creditors.

ARTICLE 2

MISCELLANEOUS

Section 2.01. Definitions.

Capitalized terms used but not defined in this Fifth Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.02. Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, including, without limitation, the legal and covenant defeasance provisions set forth in Section 11.03; provided that references in Section 11.03 of the Base Indenture to “Holders” shall be deemed to be to “beneficial owners.” The Base Indenture, this Fifth Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.03. Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 2.04. Governing Law.

This Fifth Supplemental Indenture and the Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 2.05. Separability.

In case any provision in this Fifth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.06. Counterparts.

This Fifth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital or other electronic signature. Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 2.07. No Benefit.

Nothing in this Fifth Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this Fifth Supplemental Indenture or the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed all as of the date written below.

[Signature Page Follows]

Dated: March 17, 2025

NETAPP, INC.

By:	/s/ Daniel De Lorenzo
Name: Daniel De Lorenzo
Title: Chief Accounting Officer

[Signature Page to Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

FORM OF 5.500% SENIOR NOTES DUE 2032

[Insert the Global Security legend, if applicable]

NETAPP, INC.

5.500% SENIOR NOTES DUE 2032

No. [ ]	$[ ]

CUSIP No.

ISIN No.

NetApp, Inc., a Delaware corporation, for value received, promises to pay to [  ] or registered assigns, the principal sum of [  ] DOLLARS ($[  ]) on March 17, 2032.

Interest Payment Dates: March 17 and September 17

Record Dates: March 2 and September 2

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

[Signature Page Follows]

NETAPP, INC.

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Date:

U.S. Bank Trust Company, National Association, as Trustee

By:
Authorized Signatory

NETAPP, INC. 5.500% SENIOR NOTE DUE 2032

(Reverse of Note)

NetApp, Inc.

5.500% Senior Notes due 2032

This security is one of a duly authorized series of debt securities of NetApp, Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of December 12, 2012 (the “Base Indenture”), duly executed and delivered by and among the Company and U.S. Bank Trust Company, National Association (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of March 17, 2025 (the “Fifth Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Fifth Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Fifth Supplemental Indenture, as applicable.

1.

Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 5.500%. The Company will pay interest semi-annually on March 17 and September 17 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, Optional Redemption Date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be September 17, 2025. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

2.

Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption or there is a Change of

Control Offer, and the Optional Redemption Date or the Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will instead be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3.

Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Company or any of its direct or indirect wholly-owned subsidiaries may act in any such capacity.

4.

Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “5.500% Senior Notes due 2032”, initially limited to $625,000,000 in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Fifth Supplemental Indenture. Requests may be made to: NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128, Attention: Chief Administrative Officer and Secretary.

5.	Redemption. The Securities may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.03 of the Fifth Supplemental Indenture.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6.

Change of Control Repurchase Event. Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem this Security or the Company has defeased this Security or satisfied and discharged this Security, the holder of this Security will have the right to require that the Company purchase all or a portion (such principal amount to be equal to $2,000 or any integral multiple of $1,000 in excess of $2,000) of this Security at a purchase price equal to 101% of the principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event, or, at the option of the Company, prior to any Change of Control but after the public announcement of the Change of Control, the Company shall send, by first class mail or electronic delivery, a notice to each Holder, in accordance with Section 1.04(a)(i) of the Fifth Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

7.

Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 30 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8.	Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

9.

Repayment to the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall, upon request of the Company, be repaid to the Company, or (if then held by the Company) shall be discharged from such trust. After return to the Company, Holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

10.

Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11.

Defaults and Remedies. If an Event of Default with respect to the securities of a series issued pursuant to the Fifth Supplemental Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding securities of a series issued pursuant to the Fifth Supplemental Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

12.

Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

13.

No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14.	Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15.	Authentication. This Security shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Security.

16.

Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.

Governing Law. The Base Indenture, the Fifth Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                         agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.04(a) of the Fifth Supplemental Indenture, check the box:

☐	Section 1.04(a) Change of Control Repurchase Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.04(a) of the Fifth Supplemental Indenture, state the amount: $   .

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

EXHIBIT B

FORM OF 5.700% SENIOR NOTES DUE 2035

[Insert the Global Security legend, if applicable]

NETAPP, INC.

5.700% SENIOR NOTES DUE 2035

No. [ ]	$[ ]

CUSIP No.

ISIN No.

NetApp, Inc., a Delaware corporation, for value received, promises to pay to [  ] or registered assigns, the principal sum of [  ] DOLLARS ($[  ]) on March 17, 2035.

Interest Payment Dates: March 17 and September 17

Record Dates: March 2 and September 2

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

[Signature Page Follows]

NETAPP, INC.

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Date: ________________________

U.S. Bank Trust Company, National Association, as Trustee

By:
Authorized Signatory

NETAPP, INC. 5.700% SENIOR NOTE DUE 2035

(Reverse of Note)

NetApp, Inc.

5.700% Senior Notes due 2035

This security is one of a duly authorized series of debt securities of NetApp, Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of December 12, 2012 (the “Base Indenture”), duly executed and delivered by and among the Company and U.S. Bank Trust Company, National Association (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of March 17, 2025 (the “Fifth Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Fifth Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Fifth Supplemental Indenture, as applicable.

1.

Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 5.700%. The Company will pay interest semi-annually on March 17 and September 17 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, Optional Redemption Date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be September 17, 2025. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

2.

Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption or there is a Change of

Control Offer, and the Optional Redemption Date or the Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will instead be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3.

Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Company or any of its direct or indirect wholly-owned subsidiaries may act in any such capacity.

4.

Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “5.700% Senior Notes due 2035”, initially limited to $625,000,000 in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Fifth Supplemental Indenture. Requests may be made to: NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128, Attention: Chief Administrative Officer and Secretary.

5.	Redemption. The Securities may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.03 of the Fifth Supplemental Indenture.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6.

Change of Control Repurchase Event. Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem this Security or the Company has defeased this Security or satisfied and discharged this Security, the holder of this Security will have the right to require that the Company purchase all or a portion (such principal amount to be equal to $2,000 or any integral multiple of $1,000 in excess of $2,000) of this Security at a purchase price equal to 101% of the principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event, or, at the option of the Company, prior to any Change of Control but after the public announcement of the Change of Control, the Company shall send, by first class mail or electronic delivery, a notice to each Holder, in accordance with Section 1.04(a)(i) of the Fifth Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

7.

Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 30 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8.	Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

9.

Repayment to the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall, upon request of the Company, be repaid to the Company, or (if then held by the Company) shall be discharged from such trust. After return to the Company, Holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

10.

Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11.

Defaults and Remedies. If an Event of Default with respect to the securities of a series issued pursuant to the Fifth Supplemental Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding securities of a series issued pursuant to the Fifth Supplemental Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

12.

Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

13.

No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14.	Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15.	Authentication. This Security shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Security.

16.

Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.

Governing Law. The Base Indenture, the Fifth Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                           agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.04(a) of the Fifth Supplemental Indenture, check the box:

☐	Section 1.04(a) Change of Control Repurchase Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.04(a) of the Fifth Supplemental Indenture, state the amount: $   .

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)